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                                                                    EXHIBIT 2.3

                             SHAREHOLDERS AGREEMENT


  THIS AGREEMENT is made and entered into as of this ___ day of _____________, 1998, by and among MARSHALL T. LEEDS ("LEEDS") AND THE WILL K. WEINSTEIN REVOCABLE TRUST UNDER TRUST AGREEMENT DATED FEBRUARY 27, 1990 ("WEINSTEIN") (collectively the "Shareholders").

                                   RECITALS:
                                   --------

  WHEREAS, the Shareholders own, beneficially and of record, as of the date of this Agreement, _______ shares (_______ percent) of the issued and outstanding $.001 par value common stock ("Common Stock") of JW Genesis Financial Corp. ("Newco") (such shares, together with any other shares hereafter acquired by the Shareholders, are collectively referred to as the "SHARES");

  WHEREAS, in accordance with paragraph 8.7 of that certain Agreement and Plan of Combination dated as of January ____, 1998 by and among JW Charles Financial Services, Inc., Newco, Genesis Merchant Group Securities LLC, and the Genesis members named therein (the "PLAN OF COMBINATION") the execution of this Agreement is a condition to the Closing of the Plan of Combination;

  WHEREAS, parties hereto have agreed to vote for the election as directors of Newco a specified number of nominees designated by Leeds, on the one hand, and by Weinstein, on the other hand; and

  WHEREAS, the Shareholders believe that it is desirable and in their mutual interests to set forth their agreements with respect to the election of directors of Newco.

  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                      1.
                               VOTING AGREEMENT
                               ----------------

  Upon termination of the obligations of Leeds under Section 3(a) of that certain Amended and Restated Stock Repurchase Agreement dated June 11, 1996 by and among the Company, Gilman CMG, Inc., Leeds and Joel E. Marks, each Shareholder shall vote, or cause to be voted, the Shares owned or controlled by him or it in favor of 5 nominees for director designated by Leeds, on the one hand, and 4 nominees for director designated by Weinstein, on the other hand. Pursuant to the foregoing, each Shareholder shall vote all Shares held by such Shareholder and all Shares as to which such Shareholder has voting power, and
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shall cause to be taken all such other actions within such Shareholder's power and authority as may be required: (a) to cause to be elected or appointed to the Board of Directors of Newco the above number of nominees designated by the other Shareholder; (b) to forthwith remove any director so designated by the other Shareholder when such removal is requested, for any reason, with or without cause, by such Shareholder, and in the case of the death, resignation, or removal of a director who was designated by a group, to elect a replacement for such director as designated by the Shareholder who designated such director; and (c) to use such Shareholder's best efforts to prevent any action from being taken by the Board of Directors of Newco during the pendency of any vacancy due to such death, resignation, or removal of a director who was designated by the other group unless the group who designated such director shall have failed for a period of ten (10) days after receipt from Newco of written notice of such vacancy to designate a replacement; and (d) to cause the Board of Directors of Newco to be comprised of no less than 9 directors.

                                       2.
                               POWER OF ATTORNEY
                               -----------------

  If any Shareholder fails to execute any document or to do anything that he or it is obligated to do under this Agreement, each such Shareholder hereby constitutes and appoints the other Shareholder as his or its agent and attorney-in-fact for the purpose of executing and delivering: (a) any and all documents necessary or convenient to vote his or its Shares pursuant to the provisions of
Article 1 of this Agreement, and (b) any and all other documents, instruments, agreements, and writings necessary or convenient to effectuate the terms of this Agreement. The powers of attorney granted herein, being coupled with an interest, are irrevocable and shall not be revoked by the death, dissolution, insolvency, or incapacity of any party or for any other reason. Each Shareholder hereby releases the other Shareholder who take actions on his or its behalf as authorized in this Agreement from any and all claims or liabilities for or resulting from action so authorized.

                                      3.
                            BINDING ON TRANSFEREES
                            ----------------------

  3.1 Anything in this Agreement to the contrary notwithstanding, no sale, gift, assignment, encumbrance, or other transfer or disposition (by operation of law or otherwise) of any of the Shares shall have any force, validity, or effect, or vest in the transferee any rights with respect thereto, unless and until such transferee shall have agreed in writing to be bound by the provisions of this Agreement with the same force and effect as if such transferee had initially been a party to this Agreement; provided, however, that this Agreement
                                          --------  -------
will not apply to purchasers in bona fide pubic trading market transactions.
                                ---- ----
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  3.2  Except as otherwise expressly provided herein, the provisions of this
Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, and assigns, including, without limitation, all subsequent holders of the Shares.

  3.3 Each individual Shareholder hereby agrees to provide in his will that the Shareholder or his personal representative shall be bound to observe the terms and conditions of this Agreement.

                                      4.
                                    LEGEND
                                    ------

  Each certificate representing the Shares or any other voting stock of Newco now owned or hereafter acquired by any Shareholder or any transferee, successor, or assign of any Shareholder, shall bear the following legend:

  "THE VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
  RESTRICTED BY AND ENTITLED TO THE BENEFITS OF A SHAREHOLDERS AGREEMENT AMONG CERTAIN OF THE CORPORATION'S SHAREHOLDERS, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION."

                                      5.
                                 TERMINATION
                                 -----------

  This Agreement shall terminate (a) upon the written agreement of all parties hereto; (b) upon the dissolution or liquidation of Newco, or the voluntary filing of a petition in bankruptcy by Newco, or the inability of Newco to pay its debts as they become due; (c) on December 31, 2001, or (d) at the election of Leeds or Weinstein on any date on which either Shareholder beneficially owns less than 60% of the number of Shares of Newco Common Stock owned by such Shareholder on the date of this Agreement (adjusted for stock splits and stock dividends).
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                                      6.
                                 MISCELLANEOUS
                                 -------------

  6.1  Notices.  Any offer or notice made or given pursuant to this Agreement
       -------
shall be deemed sufficiently made or given upon delivery in person addressed to the recipient thereof or upon the expiration of seven days after the date of posting, if mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties at the following addresses:


  To Marshall T. Leeds:    _________________________________
                           _________________________________
                           _________________________________
                           _________________________________

  To The Will K. Weinstein
  Revocable Trust:         _________________________________
                           _________________________________
                           _________________________________
                           _________________________________

Any party hereto may change its address for purposes of this Agreement by giving notice to the other parties at the address and in the manner provided above.

  6.2  Governing Law.  This Agreement shall be governed by, and construed and
       -------------
enforced in accordance with, the laws of the State of Florida without regard to its rules of conflicts of laws.

  6.3  Partial Invalidity.  All rights and restrictions contained herein may
       ------------------
be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid, or unenforceable. If any term of this Agreement shall be held to be illegal, invalid, or unenforceable, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid, or unenforceable provision of this Agreement shall be replaced by a valid provision that will implement the commercial purpose of the illegal, invalid, or unenforceable provision.
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  6.4  Waiver.  No failure on the part of any party hereto to exercise, and
       ------
no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

  6.5  Further Documents and Actions.  The parties shall take such further
       -----------------------------
actions and execute and deliver such further documents as may be necessary or convenient from time to time to more effectively carry out the intent and purposes of this Agreement and to establish and protect the rights and remedies created or intended to be created hereunder.

  6.6  Headings; Defined Terms.  The headings as to the contents of
       -----------------------
particular sections of this Agreement are inserted only for convenience and shall not be construed as a part of this Agreement nor as a limitation on the scope of any of the terms or provisions of this Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in Plan of Combination.

  6.7  Gender.  Where the context requires, the use of the singular form
       ------
herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

  6.8  Counterparts.  This Agreement may be executed in any number of
       ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

  6.9  Entire Agreement. This Agreement supersedes all prior discussions and
       ----------------
agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

  6.10  Additional Shareholders. Additional shareholders may become a party
        ------------------------
to this Agreement and shall be bound by its terms by signing their name below or by signing a counterpart hereof.
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  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal as of the day and year first above written.



                                                                      [SEAL]
                                    ---------------------------------
                                    MARSHALL T. LEEDS



                                    THE WILL K. WEINSTEIN REVOCABLE TRUST UNDER
                                    TRUST AGREEMENT DATED FEBRUARY 27, 1990

                                    By:
                                        -----------------------------------
                                        Will K. Weinstein, Trustee